                                                                     EXHIBIT 3.3






                       THIRD AMENDED AND RESTATED BYE-LAWS

                                       OF

                        LORAL SPACE & COMMUNICATIONS LTD.

3.3 Third Amended and Restated Bye-Laws








                                                                            Page


                                                  As adopted at the Annual
                                                  Meeting of Shareholders of the
                                                  above Company on May 18, 1999.


                                      (ii)

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----

INTERPRETATION............................................................................................1
REGISTERED OFFICE.........................................................................................4
SHARE CAPITAL AND VARIATION OF RIGHTS.....................................................................5
SHARES....................................................................................................8
CERTIFICATES.............................................................................................10
LIEN.....................................................................................................11
CALLS ON SHARES..........................................................................................13
FORFEITURE OF SHARES.....................................................................................15
REGISTER OF SHAREHOLDERS.................................................................................18
REGISTER OF DIRECTORS AND OFFICERS.......................................................................18
TRANSFER OF SHARES.......................................................................................19
TRANSMISSION OF SHARES...................................................................................20
INCREASE OF CAPITAL......................................................................................23
ALTERATION OF CAPITAL....................................................................................23
REDUCTION OF CAPITAL.....................................................................................25
GENERAL MEETINGS.........................................................................................25
NOTICE OF GENERAL MEETINGS...............................................................................27
PROCEEDINGS AT GENERAL MEETINGS..........................................................................29
VOTING...................................................................................................35
PROXIES AND CORPORATE REPRESENTATIVES....................................................................37


                                       (i)

                                                                                                       Page
                                                                                                       ----
APPOINTMENT AND REMOVAL OF DIRECTORS.....................................................................40
RESIGNATION AND DISQUALIFICATION OF DIRECTORS............................................................43
ALTERNATE DIRECTORS......................................................................................43
DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES.................................................45
DIRECTORS' INTERESTS.....................................................................................46
POWERS AND DUTIES OF THE BOARD...........................................................................48
DELEGATION OF THE BOARD'S POWERS.........................................................................50
PROCEEDINGS OF THE BOARD.................................................................................52
OFFICERS.................................................................................................55
MINUTES..................................................................................................57
SECRETARY................................................................................................57
THE SEAL.................................................................................................58
DIVIDENDS AND OTHER PAYMENTS.............................................................................59
RESERVES.................................................................................................62
CAPITALIZATION OF PROFITS................................................................................62
RECORD DATES.............................................................................................64
ACCOUNTING RECORDS.......................................................................................64
AUDIT....................................................................................................65
SERVICE OF NOTICES AND OTHER DOCUMENTS...................................................................66
WINDING UP...............................................................................................67
INDEMNITY................................................................................................68
ALTERATION OF BYE-LAWS...................................................................................69


                                      (ii)

                                                                        Page
                                                                        ----

SCHEDULE I  SERIES A PREFERRED SHARES

SCHEDULE II  SERIES B PREFERRED SHARES

SCHEDULE III  6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED SHARES



                                     (iii)

                           THIRD AMENDED AND RESTATED

                                    BYE-LAWS

                                       OF

                        LORAL SPACE & COMMUNICATIONS LTD.

                                 INTERPRETATION

       1.     In these Bye-Laws unless the context otherwise requires:

              (a)    "Bermuda" means the Islands of Bermuda;

              (b) "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

              (c) "Bye-Laws" means these Second Amended and Restated Bye-Laws in their present form or as from time to time amended;

              (d) "Common Shares" means the Common Shares of par value $0.01 per share;

              (e) "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

              (f) "Company" means the company incorporated in Bermuda under the name of LORAL SPACE & COMMUNICATIONS LTD. on the 12th day of January, 1996;

              (g)    "paid up" means paid up or credited as paid up;

              (h) "Preferred Shares" means the Series A Preferred Shares, the Series B Preferred Shares and any other series of preferred shares of the Company designated as such by Resolution adopted from time to time.

              (i) "Register" means the Register of Shareholders of the Company;

              (j) "Registered Office" means the registered office for the time being of the Company;

              (k) "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting in accordance with the provisions of these Bye-Laws;

              (l) "Seal" means the common seal of the Company and includes any duplicate thereof;

              (m) "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

              (n) "Series A Preferred Shares" means the Series A Convertible Non-Voting Preferred Shares of par value $0.01 per share;

              (o) "Series B Preferred Shares" means the Series B Preferred Shares of par value $0.01 per share issued in accordance with the shareholders right plan referred to in Bye-Law 4;

              (p)    "Shareholder" means a shareholder or member of the Company;

              (q) "shares" means Common Shares or Preferred Shares, or both, as the case may be.

       2.     For the purposes of these Bye-Laws:

              (a) A corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

              (b) Words importing only the singular number include the plural number and vice versa;

              (c) Words importing only the masculine gender include the feminine and neuter genders respectively;

              (d) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

              (e) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

              (f) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                                REGISTERED OFFICE

       3. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

       4.     (a)    The respective rights and restrictions attached to the
Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares are set forth in Schedules I, II and III (as the same may be amended from time to time) to these Bye-Laws, which Schedules shall be deemed to be incorporated in and from part of this Bye-Law 4.

              (b) In addition to the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, the Board shall be authorized to issue other preference shares and such shares may be issued from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be designated by the Board prior to the issuance of such series, and the Board is hereby expressly authorized to fix by resolution or resolutions prior to such issuance such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including without limiting the generality of the foregoing, the following:

(i)    the designation of such series or class;

(ii) the dividend rate of such series or class, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of shares or any other series of any class of shares of the Company, and whether such dividends will be cumulative or non-voting;

(iii) the redemption provisions and times, prices and other terms and conditions of such redemption, if any, for such series or class, which may include provisions that they are to be redeemed on the happening of a specified event or on a given date, that they are liable to be redeemed at the option of the Company or that if authorized by the Memorandum of Association of the Company, that they are liable to be redeemed at the option of the holder;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series or class;

(v) the terms and conditions, if any, on which shares of such series or class shall be convertible into, or exchangeable for, shares of the Company or any other securities, including the price or prices, or the rates of exchange thereof;

(vi)   the voting rights, if any;

(vii) the restrictions, if any, on the issue or reissue of any additional preference shares; and

(viii) the rights of the holders of such series or class upon the liquidation, dissolution or distribution of assets of the Company.

The designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any or all other series outstanding.

       5. The Company may adopt a scheme or arrangement (hereinafter called a "shareholder rights plan") providing for the creation and issuance of rights entitling the Shareholders of the Company or certain of them, to purchase from the Company shares of any class or assets of the Company or a subsidiary of the Company or otherwise, and the terms and conditions of such shareholder rights plan and the rights may be amended or modified as the Directors or any committee thereof may determine.

       6. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may, unless otherwise provided in the rights attaching to or by the term of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the sanction of a Resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy thirty-three per cent of the shares of the relevant class; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder present in person or by proxy, one Shareholder shall constitute the necessary quorum.

       7. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

       8.     (a)    Subject to the provisions of these Bye-Laws, the unissued
shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

              (b) The Board may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all the rights of the whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

       9. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

       10. The Company shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof. Accordingly, except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

       11. The shares shall be issued in registered form and shall be evidenced by share certificates in such form as the Directors may from time to time prescribe. The preparation, issue and delivery of share certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

       12. If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board or the Company's transfer agent may think fit and, in case of defacement, on delivery of the old certificate to the Company.

       13. All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. Each certificate shall be signed by the Chairman of the Board, President or a Vice-President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Company, which may be facsimile. If the certificate is signed by either a transfer agent or a transfer clerk acting on behalf of the Company and a registrar, the signature or any such officer of the Company and the signature of a transfer agent acting on behalf of the Company may be facsimile. In the case of any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the Company and be used and delivered as though the officer or officers who signed the said certificate or certificates or whose facsimile signature or signature shall have been used thereon had not ceased to be such officer or officers of the Company. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN

       14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

       15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

       16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

       17. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

       18. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

       19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

       20. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

       21. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

       22. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

       23. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

       24. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of nonpayment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

       25. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

       26. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

       27. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be canceled on such terms as the Board may think fit.

       28. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

       29. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

       30. The Register of Shareholders of the Company containing the names and addresses of the Shareholders and the number of shares held by them respectively, shall be kept in the manner prescribed by the Companies Acts at the Registered Office by the Secretary or at the offices of the transfer agent of the Company or at such other location as may be authorized by the Board from time to time. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection at the Registered Office of the Company in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of Bye-Law 10.

                       REGISTER OF DIRECTORS AND OFFICERS

       31. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                               TRANSFER OF SHARES

       32. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve or in accordance with the general rules and standard practices of any exchange on which such shares are then listed.

       33. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

              (a) the instrument of transfer is duly stamped, if required, and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

              (b) the instrument of transfer is in respect of only one class of share,

              (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 32 and 34.

       34. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

       35. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

       36. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.

       37. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favor of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

       38. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

       39. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 36, 37 and 38.

                               INCREASE OF CAPITAL

       40. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

       41. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

       42. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

       43.    The Company may from time to time by Resolution:

              (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

              (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

              (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

              (d) make provision for the issue and allotment of shares which do not carry any voting rights;

              (e) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; and

              (f) change the denomination of its share capital. Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

       44. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

       45. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

       46. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                GENERAL MEETINGS

       47.    (a)    The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, at the written request of shareholders holding not less than 10% of the paid-up capital of the Company carrying the right to vote at such proposed meeting, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. With respect to Special General Meetings, any written request by a Shareholder under the Act shall not be valid unless it states the purpose of the proposed meeting and is delivered to the Chairman of the Board at the registered office of the Company no less than six weeks nor more than ten weeks prior to the date proposed for such meeting or the latest date at which such meeting must be held at the request of such shareholders pursuant to the provisions of the Companies Act and shall otherwise comply with the provisions of U.S. securities laws. Any Shareholder's notice relating to the conduct of business other than the election of Directors must contain certain information about such business and about the proposing Shareholders including, without limitation, a brief description of the business such Shareholder proposed to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such shareholder, the class and number of shares of the Company beneficially owned by the such Shareholder, and any material interest of such Shareholder in the business so proposed. If the Chairman of the Board or other officer presiding at such meeting determines that any business brought before a meeting was not brought in accordance with the provisions set forth above, such business will not be conducted at the meeting.

              (b) Until such time as the appointment by the Company of a resident representative under section 130 (2) of the Companies Act becomes effective, the Company may act by resolution in writing signed by all the shareholders who at the date of such resolution would be entitled to attend a shareholder meeting. Thereafter, the taking of shareholder action by way of written resolution shall be expressly prohibited.

                           NOTICE OF GENERAL MEETINGS

       48. An Annual General Meeting shall be called by not less than 20 days' notice in writing and a Special General Meeting shall be called by not less than 30 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 124, 125 and 126 to all Shareholders other than those which, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(i) in the case of a meeting called as an Annual General Meeting, by all the shareholders entitled to attend and vote thereat;

(ii) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.


       49. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

       50.    (a)    No business shall be transacted at any Annual General
Meeting of the Shareholders unless such business has been brought before the meeting by, or at the direction of the

Chairman of the Board or by Shareholders who have given written notice of their intent to bring such business before the meeting not less than 6 weeks nor more than 10 weeks prior to the first anniversary of the previous year's Annual General Meeting. No business shall be transacted at any special general meeting of the Shareholders unless such business has been stated in the notice of such meeting sent to the Shareholders prior to the meeting.

              (b) No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, Shareholders together representing in person or by proxy and entitled to vote more than 50% of the voting capital of the Company shall be a quorum for all purposes; provided, however, that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

       51. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

       52. Except as otherwise provided in these Bye-Laws and subject to the provisions of the Companies Act, any question proposed for the consideration by the Shareholders shall be decided on by a simple majority of the votes cast by Shareholders entitled to vote at such meeting.

       53.    (a)    Notwithstanding the provisions of these Bye-laws, the
affirmative vote of Shareholders holding at least 80% of the shares of the Company carrying voting rights then outstanding shall be necessary to approve any Business Combination proposed by an Interested Shareholder, as these terms are defined below, provided that such additional voting requirement shall not apply if: (i) the Business Combination was approved by not less than a majority of the Continuing Directors (as defined below) or (ii) a series of conditions are satisfied requiring (1) that the consideration to be paid to the Company's Shareholders in the Business Combination must be at least equal to the higher of
(x)
the highest per-share price paid by the Interested Shareholder in acquiring any Common Shares during the two years prior to the announcement date of the Business Combination or in the transaction in which it became an Interested Shareholder (the "Determination Date"), whichever is higher or (y) the fair market value per Common Shares on the announcement date or Determination Date, whichever is higher, in either case appropriately adjusted for any shares dividend, stock split, combination of shares or similar event (any non-cash consideration is treated similarly) and (2) certain "procedural" requirements are complied with, such as the solicitation of proxies pursuant to the rules of the Securities and Exchange Commission and no decrease in regular dividends (if any) after the Interested Shareholder became an Interested Shareholder (except as approved by a majority of the Continuing Directors).

              (b) An "Interested Shareholder" is defined as anyone who is the beneficial owner of more than 15% shares carrying voting rights, other than the Company and any employee stock plans sponsored by the Company, and includes any person who is an assignee of, or has succeeded to any voting shares in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by, an Interested Shareholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the shares. Interested Shareholders participate fully in all shareholder voting.

              (c) A "Business Combination" includes the following transactions: (i) merger or consolidation of the Company or subsidiary with an Interested Shareholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; (ii) the sale or other disposition by the Company or subsidiary of assets having a fair market value of $5,000,000 or more if an Interested Shareholder (or an affiliate thereof) is a party to the transaction; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder (or an affiliate thereof); or (iv) any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of the outstanding shares (or securities convertible into shares) of the Company or a subsidiary owned by an Interested Shareholder (or an affiliate thereof). Determinations of the fair market value of any non-cash consideration are made by a majority of the Continuing Directors.

              (d) As used in these Bye-Laws, the term "Continuing Directors", means any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an affiliate or associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board, who is not an affiliate or associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Shareholder Continuing Directors.

       54. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

       55. Each Director shall be entitled to attend and speak at any general meeting of the Company.

       56. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

       57. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

       58. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

       59. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided as set forth in Bye-Law 52 above.

       60. At any general meeting, a Resolution put to the vote of the meeting shall be decided on a poll in accordance with the provisions of the Companies Act.

       61. Each Shareholder present in person or by proxy shall have one vote for each share held. The result of the poll shall be deemed to be the Resolution of the meeting at which the poll demanded.

       62.    Votes may be cast either personally or by proxy.

       63. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

       64. In the case of an equality of votes at a general meeting, the chairman of such meeting shall not be entitled to a second or casting vote.

       65. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holdings.

       66. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

       67. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

       68. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

       69. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

       70. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof as the case may be, until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall be necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

       71. Subject to Bye-Law 70, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

       72. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a Resolution put to the meeting for which it is given as the proxy think fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

       73. A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no instrument in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll.

       74. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

       75. The number of Directors shall be such number not less than two nor more than 15 as the Company by Resolution may from time to time determine and shall serve unless removed until their successors are appointed in accordance with the provisions of these Bye-Laws.

       76. Nominations of persons for election to the Board at an Annual General Meeting may be made by the Board and any number of Shareholders holding at least 5% of the total voting rights of all Shareholders or no less than 100 Shareholders who have given written notice to the Secretary of the Company not less than 6 weeks nor more than 10 weeks prior to the anniversary of the previous year's Annual General Meeting, provided that no person other than a Director whose term shall have expired at an Annual General Meeting shall be eligible for election by the Shareholders unless the person has been recommended by the Directors in the notice of Annual General Meeting sent to the Shareholders.

       77. Any Shareholder's notice to the Company proposing to nominate a person for election as a Director must contain the identity and address of the nominating shareholder, the class and number of shares of the Company which are owned by such Shareholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee and such other information as shall be necessary to enable the Board to evaluate the proposed nomination. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the provisions set forth above, such person will not be eligible for election as a Director.

       78. The Directors shall be divided into three classes, as nearly equal to in number as possible. One class of Directors shall be elected for term expiring at the Annual General Meeting of the Shareholders to be held in 1997, another class shall be elected for a term expiring at the Annual General Meeting of the shareholders to be held in 1998, and another class shall be elected for a term expiring at the Annual General Meeting of the Shareholders to be held in 1999. Members of each class shall hold office unless earlier removed until their successors are elected or appointed. At each succeeding Annual General Meeting the successors of the class of Directors whose term expires at the meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the Annual General Meeting of the Shareholders held in the third year following the year of their election.

       79. The Company shall at the Annual General Meeting and may by Resolution determine the number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-

Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, any vacancy on the Board may be filled by the Directors, so long as a quorum of Directors remains in office.

       80. Directors may be removed by the vote of the Shareholders at a Special General Meeting specifically called for that purpose and only for cause. A Director may not be removed at a Special General Meeting unless notice of any such meeting shall have been served upon the Director concerned not less than 14 days before the meeting and such Director has been given an opportunity to be heard at that meeting. Any Resolution contemplating the removal of any Director must be adopted by Shareholders holding not less than eighty percent (80%) of the shares of the Company at the time in issue and outstanding and entitled to vote generally in the election of Directors. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at such meeting by the election of another Director in his or her place, or in the absence of such election, by the Board.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

       81. The office of a Director shall be vacated upon the happening of any of the following events:

              (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

              (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

              (c)    if he becomes bankrupt or compounds with his creditors;

              (d)    if he is prohibited by law from being a Director;

              (e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                               ALTERNATE DIRECTORS

              82. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorize the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Resolution of the

Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

       83. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

       84. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

       85. The amount, if any, of Directors' fees shall from time to time be determined by the Board and in the absence of a determination to the contrary, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

       86. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

              (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

              (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other Company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers of such other company.

              (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

              (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a Director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

       87. Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Laws shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

       88. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

       89. All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

       90. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

       91. The Board may from time to time appoint one or more of its body to hold an executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee thereof may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

       92. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

       93. The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

       94. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

                            PROCEEDINGS OF THE BOARD

       95. The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motions shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the board.

       96. Notice of a meeting of the board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at such meeting to which the notice would have applied.

       97.    (a)    The quorum necessary for the transaction of business at any meeting of the Board shall be two individuals until such time as the appointment by the Company of a resident representative under section 130(2) of the Companies Acts becomes effective. Thereafter, the quorum shall be a majority of the Board. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

              (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contact, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

       98. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the

Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

       99. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

       100. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

       101. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

       102. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

       103. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.

                                    OFFICERS

       104.   (a)    The officers of the Company shall include a President and a
Vice-President or a Chairman of the Board of Directors and a Deputy Chairman who shall be Directors and, subject to Bye-Law 104(c) below, who may be elected by the Board as soon as possible after each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

              (b) Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified at the time of its receipt by the president, vice-president or secretary, the acceptance of which resignation shall not be necessary to make it effective.

              (c) Until such time as the appointment by the Company of a resident representative under section 130 (2) of the Companies Act becomes effective, the Shareholder of the Company may appoint the officers of the Company upon such terms and conditions as the Shareholder may determine.

              (d) The salaries of the Chairman of the Board, the Chairman of the Executive Committee, if any, the President, any Vice-President, the Secretary and the Treasurer shall be fixed by the Board. The salaries of all other officers and agents of the Company shall be fixed by the Board or by such officer or officers as the Board may designate.

                                     MINUTES

       105. The Directors shall cause minutes to be made and books kept for the purpose of recording:

              (a)    all appointments of officers made by the Directors;

              (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

              (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

              (d)    of all proceedings of managers (if any).

                                    SECRETARY

       106. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board. The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

       107. A provision of the Companies Acts or these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

       108. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt any document requiring to be scaled with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the center thereof.

              (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to Companies Acts, any instrument to which a Seal is affixed may be signed by a Director or an Officer of the Company, or by any person who has been authorized by the Board either generally or specifically to attest to the use of a Seal.

                          DIVIDENDS AND OTHER PAYMENTS

       109. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

       110. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

              (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid-up on the shares in respect of which the dividend or distribution is paid, and an amount paid-up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

              (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

       111. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

       112. No dividend, distribution or other moneys payable by the Company on or in respect of any Common Share shall bear interest against the Company.

       113. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by check, warrant or other means approved by the Board, in the case of a check or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

       114. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

       115. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

       116. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

       117. The Company may, upon the recommendation of the Board, at any time and from time to time pass a Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such Resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

       118. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

       119. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

                               ACCOUNTING RECORDS

       120. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts and the provisions of United States securities laws.

       121. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board or by Resolution.

       122. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

       123. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the

Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

       124. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by air mail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

       125. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its dispatch.

       126. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

       127. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

       128.   (a)    Subject to the proviso below, every Director, officer of
the Company and member of a committee constituted under Bye-Law 94 shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

              (b) The rights to indemnification, reimbursement or advancement of expenses provided by, or granted pursuant to, this Bye-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled.

       129. Every Director, officer and member of a committee duly constituted under Bye-Law 94 of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil, criminal or administrative, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

       130. To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 94 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             ALTERATION OF BYE-LAWS

       131. The Directors may from time to time revoke, alter, amend or add to these Bye-Laws provided that no such revocation, alteration, amendment or addition with respect to Bye-Laws 47(b), 53 and 75 to 81 (inclusive) and shall be operative unless and until it is confirmed at subsequent general meeting of the Company where the amendments have been approved by Shareholders holding not less than 80% of the shares of the Company issued and outstanding and entitled to vote generally; and all other Bye-Law amendments shall be approved by Shareholders holding not less than a majority of the shares issued and outstanding and entitled to vote.

                                   SCHEDULE I

                            SERIES A PREFERRED SHARES

       1. Number and Designation. The Company shall have a class of Series A Preferred Shares with such number of shares authorized as shall be set from time to time by Resolution adopted at a general meeting of the Shareholders and as set forth in the Bye-Laws of the Company.

       2.     Dividends and Distributions. (a) Subject to sections (2)(b) and
(4) below, the Company shall pay, and the holders of the Series A Preferred Shares shall be entitled to receive, and to share equally and ratably, share for share with the Common Shares, in such dividends and distributions on the Common Shares or the Series A Preferred Shares as may be declared from time to time by the Board of Directors, whether payable in cash, property or securities of the Company. The record date for determining the holders of Series A Preferred Shares entitled to receive dividends and distributions shall be the same as the record date for determining the holders of Common Shares entitled to receive dividends and distributions. Dividends and distributions shall be paid to the holders of Series A Preferred Shares entitled to receive such dividends and distributions at the close of business on the date on which such dividends and distributions are paid or made by the Company in respect of the Common Shares.

              (b) In the event that the Company declares and pays a dividend or makes any distribution on its Common Shares in the form of (x) additional Common Shares, (y) options, warrants or rights to acquire Common Shares or (z) other securities of the Company convertible into or exchangeable for Common Shares, the holders of the Series A Preferred Shares shall receive in lieu of such securities: (1) an equal number of shares of additional Series A Preferred Shares, in the case of clause (x) above; (2) options, warrants or rights to acquire an equal number of additional Series A Preferred Shares on terms otherwise identical to such options, warrants or rights distributed to the holders of Common Shares, in the case of clause (y) above; and (3) securities convertible into or exchangeable for an equal number of Series A Preferred Shares on terms otherwise identical to the convertible or exchangeable securities distributed to the holders of Common Shares, in the case of clause
(z) above.

              (c) All dividends or distributions paid with respect to the Series A Preferred Shares shall be paid pro rata to the holders entitled thereto.

              (d) Each fractional Series A Preferred Share outstanding shall be entitled to a ratable proportionate amount of all dividends and other distributions accruing, paid or made with respect to each outstanding Series A Preferred Share and all such dividends and other distributions with respect to such outstanding fractional shares shall be payable in the same manner and at such times as provided for in sections (2)(a),
(2)(b) and (4) hereof with respect to dividends and other distributions on each outstanding Series A Preferred Share.

       3. Voting Rights. (a) Each issued and outstanding Series A Preferred Share shall be entitled to one vote for each Common Share into which such Series A Preferred Share is convertible, with respect to any matter presented to the shareholders of the Company for their action or consideration and shall be included in determining the number of shares voting or entitled to vote on any such matter; provided, however, that holders of Series A Preferred Shares shall not vote with respect to the election of directors of the Company. Except as otherwise provided herein or by law, the holders of the Series A Preferred Shares shall vote together with the holders of the Common Shares as a single class.

       (b) In addition to the voting rights set forth above, the consent of the holders of at least a majority of the Series A Preferred Shares at the time outstanding voting together as a single class, shall be necessary for any amendment to the Memorandum of Association or Bye-Laws of the Company, if such amendment would adversely affect the rights, powers, privileges or preferences of the Series A Preferred Shares.

       4. Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Shares by reason of their ownership thereof, an amount equal to $.01 per share for each outstanding Series A Preferred Share. If upon the occurrence of such event the assets thus distributed among the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares. After the payment or distribution to the holders of the Series A Preferred Shares of such preferential amount and the payment (the "Other Liquidating Preference Payment") of the lesser of (i) the liquidation preference or (ii) the par value of any other preferred shares then outstanding (the "Other Preferred Shares"), if any, then the holders of the Series A Preferred Shares, the holders of the Other Preferred Shares and the holders of Common Shares shall be entitled to receive ratably

(based, in the case of the Series A Preferred Shares and the Other Preferred Shares, if they are convertible into Common Shares, on the number of Common Shares into which such Series A Preferred Shares and Other Preferred Shares were last convertible) all remaining assets of the Company to be distributed; provided, however, that if any Other Preferred Shares shall have priority liquidation rights vis-a-vis the Common Shares (other than the Other Liquidating Preference Payment), then the Series A Preferred Shares shall, in a liquidating distribution, be treated ratably with the most senior of such Other Preferred Shares.

       5. Conversion. (a) Each Series A Preferred Share may be converted, at the option of the holder thereof, at any time (i) after the HSR Clearance Date or (ii) upon the transfer (in accordance with the provisions of the Shareholders Agreement) of such Series A Preferred Share to a Person other than a Shareholder or any Affiliate thereof, in the manner hereinafter provided, into one (subject to any adjustment required below) fully paid and nonassessable Common Shares; provided however, that on any liquidation of the Company, the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Shares.

       (b) Each conversion of Series A Preferred Shares into Common Shares shall be effected by the prior written notice thereof by the holder of the Series A Preferred Shares and the surrender of the certificates representing the shares to be converted at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series A Preferred Shares as shown on the books of the Company) at any time during normal business hours. Such notice shall state the name or names (with addresses) and denominations in which the certificate or certificates for such Common Shares are to be issued and shall include instructions for reasonable delivery thereof. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificates have been surrendered and such notice has been received. At such time, the rights of the holders of the surrendered Series A Preferred Shares as such holder shall cease, and the Person in whose name the certificates for Common Shares will be issued upon such conversion shall be deemed to have become the holder of record of the Common Shares represented thereby.

              (c) Promptly after the surrender of the certificates and the receipt of written notice, the Company shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificates for the Common Shares issuable upon such conversion and (ii) certificates representing any surrendered Series A Preferred Shares which were delivered to the Company in connection with such conversion but which were not requested to be converted and, therefore, were not converted.

              (d) The issuance of certificates for Common Shares upon conversion of Series A Preferred Shares shall be made without charge to the holders of such shares for any cost incurred by the Company in connection with such conversion and the related issuance of Common Shares.

              (e) The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of Common Shares issuable upon conversion of all outstanding Series A Preferred Shares. All Common Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

              (f) The Company shall not close its books against the transfer of Series A Preferred Shares in any manner which would interfere with the timely conversion of any Series A Preferred Shares. The Company shall assist and cooperate with any holder of Series A Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

       6. Share Splits; Adjustments. (a) If the Company shall in any manner subdivide (by share split, share dividend or otherwise) or combine (by reverse share split or otherwise) the outstanding Common Shares, the outstanding Series A Preferred Shares shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion and voting rights of the Series A Preferred Shares hereunder.

              (b) If the Company shall issue any shares of its capital shares in a reclassification of the Common Shares

(including any such reclassification in connection with a merger, consolidation or other business combination involving the Company), or in any other similar transaction affecting the Company or the number or value of Common Shares outstanding, effective provision shall be made for the protection of all conversion and voting rights of the Series A Preferred Shares hereunder.

              (c) The terms "HSR Clearance Date" and "HSR Act" as used herein shall have the meanings set forth in the Shareholders Agreement.


       7. General Provisions. (a) The term "Affiliate" as used herein shall have the meaning set forth in the Shareholders Agreement.

              (b) The term "Antitrust Authority" as used herein shall have the meaning set forth in the Shareholders Agreement.

              (c) The term "Person" as used herein means an individual or a company, partnership, association, trust or any other entity or organization.

              (d) The term "outstanding" when used herein with reference to shares, shall mean issued shares.

              (e) The term "Shareholders Agreement" as used herein means that certain Shareholders Agreement to be entered into between Loral Corporation ("Loral") and the Company substantially in the form attached to that certain Distribution Agreement dated as of January 7, 1996 between Loral and the Company.

              (f) The term "Shareholders" as used herein shall have the meaning set forth in the Shareholders Agreement.

              (g) Subject to Section 3 hereof, any right, preference, privilege or power of, or restriction provided for the benefit of, the Series A Preferred Shares set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the consent of the holders of not less than a majority of the Series A Preferred Shares then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of Series A Preferred Shares.

                                   SCHEDULE II

                            SERIES B PREFERRED SHARES

       1. Number and Designation. The Company shall have a class of preferred shares denominated "Series B Preferred Shares" with such number of shares authorized as shall be set from time to time by Resolution adopted at a general meeting of the Shareholders of the Company

       2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of preferred shares ranking prior and superior to the Series B Preferred Shares with respect to dividends, the holders of Series B Preferred Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series B Preferred Share or a fraction thereof, in an amount per Share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate per Share amount of all cash dividends, and 1,000 times the aggregate per Share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series B Preferred Share or a fraction thereof. In the event the Company shall at any time (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of Shares, then in each such case the amount to which holders of Series B Preferred Shares were entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              (b) The Company shall declare a dividend or distribution on the Series B Preferred Shares as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares).

              (c) Dividends shall begin to accrue and be cumulative on the outstanding Series B Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such

Series B Preferred Shares, unless the date of issue of such Shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Shares shall begin to accrue from the date of issue of such Shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all such Shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       3. Voting Rights. The holders of Series B Preferred Shares shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each Series B Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the Shareholders of the Company. In the event the Company shall at any time (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of Shares, then in each such case the number of votes per Share to which holders of the Series B Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of Series B Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of Shareholders of the Company.

              (c)    (i)    If at any time dividends on any Series B Preferred
Shares shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Series B Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, holders of the Series B Preferred Shares with dividends in arrears in an amount equal to six quarterly dividends thereon, together with holders of any other shares of the Company upon which similar voting rights have been conferred and are exercisable (collectively, the "Defaulted Shares") voting as a class, irrespective of series, shall have the right to elect two Directors.

                     (ii) During any default period, such voting right of the holders of Series B Preferred Shares may be exercised initially at a special general meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any Annual General Meeting of Shareholders, and thereafter at Annual General Meetings of Shareholders, provided that neither such voting right nor the right of the holders of any other shares upon which similar voting rights have been conferred, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of the Defaulted Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of the Defaulted Shares of such voting right. At any meeting at which the holders of the Defaulted Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board as may then exist up to two Directors or, if such right is exercised at an Annual General Meeting, to elect two Directors. If the number which may be so elected at any special general meeting does not amount to the required number, the holders of the Defaulted Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Defaulted Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of the Defaulted Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Shares.

                     (iii) Unless the holders of the Defaulted Shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board may order, or any Shareholder or Shareholders owning in the aggregate not less than 10% of the total number of Defaulted Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of the Defaulted Shares, which meeting shall thereupon be called by the Chairman of the Board of the Company. Notice of such meeting and of any Annual General Meeting at which holders of the Defaulted Shares are entitled to vote pursuant to this paragraph
(c)(iii) shall be given to each holder of record of Defaulted Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 30 days and not later than 40 days after such order or request or in default of the calling of such meeting within 40 days after such order or request, such meeting may be called on similar notice by any Shareholder or Shareholders owning in the aggregate not less than 10% of the total number of Defaulted Shares outstanding and at least 50% of the total voting rights held by all such Shareholders. Notwithstanding the provisions of this paragraph (c)(iii), no such special general meeting shall be called during the period within 60 days immediately preceding the date fixed for the next Annual General Meeting of the Shareholders.

              (iv) In any default period, the holders of Common Shares, and other classes of shares of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of the Defaulted Shares shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Defaulted Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of shares which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of shares shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Defaulted Shares as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Defaulted Shares as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Bye-Laws irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Bye-Laws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

              (d) Except as set forth herein, holders of Series B Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

       4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Shares as provided in section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on the Series B Preferred Shares outstanding shall have been paid in full, the Company shall not:

              (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares;

              (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, except dividends paid ratably on the Series B Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity shares in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Shares;

              (iv) purchase or otherwise acquire for consideration any Series B Preferred Shares, or any shares of stock ranking on a parity with the Series B Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under paragraph (a) of this section 4, purchase or otherwise acquire such shares at such time and in such manner.

       5. Reacquired Shares. Any Series B Preferred Share purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

       6. Liquidation, Dissolution or Winding-up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding-up of the Company, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Shares unless, prior thereto, the holders of Series B Preferred Shares shall have received $1.00 per Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Thereafter, the holders of Series B Preferred Shares shall be entitled to receive an aggregate amount per Share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per Share to holders of Common Shares. Following the payment of the foregoing, holders of Series B Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed.

              (b) In the event however, that there are not sufficient assets available to permit payment in full of the Series B Preferred Shares liquidation preference and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Series B Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

              (c) In the event the Company shall at any time (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares (by reclassification or otherwise), or (iii) combine the outstanding Common Shares into a smaller number of Shares, then in each such case the aggregate amount to which holders of Series B Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

       7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series B Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares (by reclassification or otherwise), or (iii) combine the outstanding Common Shares into a smaller number of Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of

Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

       8. No Redemption. The Series B Preferred Shares shall not be redeemable.

       9. Ranking. The Series B Preferred Shares shall rank junior to all other series of the Company's preferred shares as to payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       10. Amendment. The Bye-Laws of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Preferred Shares voting separately as a class.

       11. Fractional Shares. Series B Preferred Shares may be issued in fractions of a Share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Shares.

                                  SCHEDULE III

               6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED SHARES

       1. Number and Designation. The Company shall have a class of 6% Series C Convertible Redeemable Preferred Shares (the "Series C Preferred Shares"), par value U.S. $.01 per share, with such number of shares authorized as shall be set from time to time by Resolution adopted at a general meeting of the shareholders of the Company and as set forth in the Bye-Laws of the Company. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Schedule III.

       2. Issuance. (a) The Series C Preferred Shares shall be issued, upon mandatory exchange of the 6% Convertible Preferred Equivalent Obligations due 2006 of the Company (the "CPEOs"), in whole but not in part, in an aggregate liquidation preference equal to the aggregate principal amount of the CPEOs then outstanding, on such date as may be determined by the Board of Directors (or any committee thereof) of the Company. Upon any such exchange, holders of outstanding CPEOs will be entitled to receive one Series C Preferred Share, having a liquidation preference of $50.00, for each $50.00 principal amount of CPEOs, together with a payment in cash of accrued interest due and unpaid on the CPEOs to the Mandatory Exchange Date (as defined below).

(b) The Company may issue Series C Preferred Shares in addition to those issued pursuant to Section 2(a) and (b) above as may be determined from time to time by the Board of Directors (or any committee thereof) of the Company.

       3. Liquidation Preference. (a) Certificate for Series C Preferred Shares shall be issuable only in registered form without coupons and only with a liquidation preference of $50.00 per share and any integral multiple thereof. The Company hereby appoints The Bank of New York as its initial Registrar for the Series C Preferred Shares.

       4. Registration; Transfer. (a) The Series C Preferred Shares have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted" shares under Rule 144(k) under the Securities Act other than (1) to the Company, (2) to "qualified institutional buyers" pursuant to and in compliance with Rule 144A under the Securities, (3) pursuant to and in compliance with Regulation S under the Securities Act, (4) to

"accredited investors" as defined in Rule 501(A) under the Securities Act, (5) pursuant to an exemption from registration under the Securities Act, or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of Bermuda or any state of the United States.

(b) Series C Preferred Shares issued upon conversion of CPEOs held by Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), as provided in the Purchase Agreement for such CPEOs, shall be issued in the form of one or more permanent global Series C Preferred Shares in definitive, fully registered form without interest coupons with the Global Series C Preferred Shares Legend and the Restricted Series C Preferred Shares Legend set forth on the form of such Series C Preferred Share (each, a "Global Series C Preferred Share"), which shall be deposited on behalf of the holders of the Series C Preferred Shares represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company, New York, New York ("DTC") or its nominees and their respective successors (the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Registrar as hereinafter provided. The aggregate liquidation preference of the Global Series C Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

(c) This paragraph shall apply only to a Global Series C Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section, authenticate and deliver initially one or more Global Series C Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of Cede & Co. and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Schedule with respect to any Global Series C Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Series C Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Series C Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series C Preferred Share. Except as provided in Section 5(b) hereof, owners of beneficial interests in Global Series C Preferred Shares will not be entitled to receive physical delivery of certificated Series C Preferred Shares. (d) Purchasers of Series C Preferred Shares who are not QIBs will receive certificated Series C Preferred Shares bearing the Restricted Series C Preferred Shares Legend set forth on the form of such Series C Preferred Shares ("Restricted Series C Preferred Shares"). Restricted Series C Preferred Shares will bear a Restricted Series C Preferred Shares Legend unless removed in accordance with Section 5(b) and may not be exchanged for a Global Series C Preferred Share, or interest therein, at any time, except as set forth in paragraph (d) of this Section.

(e) Purchasers of Restricted Series C Preferred Shares in reliance of Regulation S under the Securities Act ("Regulation S") may exchange such Restricted Series C Preferred Shares for a beneficial interest in a Global Series C Preferred Share following the expiration of the "40-day restricted period" within the meaning of Regulation S by delivering (1) any such Restricted Series C Preferred Share, duly endorsed as provided herein; (2) instructions from such holder directing the Registrar to create a beneficial interest in such Global Series C Preferred Share and the authorized denomination or denominations of such beneficial interest to be created; and (3) such other certificates, legal opinions or other information as the Company may reasonably require.

(f) After a transfer of any Series C Preferred Shares during the period of the effectiveness of a Shelf Registration Statement with respect to such Series C Preferred Shares, all requirements pertaining to legends on such Series C Preferred Share will cease to apply, the requirements requiring any such Series C Preferred Share issued to certain holders be issued in global form will cease to apply, and a certificated Series C Preferred Share without legends will be available to the holder of such Series C Preferred Shares.

       5. Paying Agent and Conversion Agent. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York and in a European city (i) an office or agency where Series C Preferred Shares may be presented for payment ("Paying Agent") and (ii) an office or agency where Series C Preferred Shares may be presented for conversion ("Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and, with respect to payments hereunder by delivery of Common Shares, may include the Stock Transfer Agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

Neither the Company nor the Registrar shall be required (i) to issue, authenticate or register the transfer of or exchange any Series C Preferred Share during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Series C Preferred Shares selected for redemption under Section 10(b) hereof and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Series C Preferred Share so selected for redemption in whole or in part, except the unredeemed portion of any Series C Preferred Share being redeemed in part.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Series C Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Series C Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with
Section 4 hereof and this Section; provided, however, that beneficial interests in a Global Series C Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Series C Preferred Share in accordance with the transfer restrictions set forth in the Restricted Series C Preferred Shares Legend and under the heading "Notice to Investors" in the Offering Memorandum.

              (i) Except for transfers or exchanges made in accordance with any of clauses (b)(ii) through (iv) of this Section, transfers of a Global Series C Preferred Share shall be limited to transfers of such Global Series C Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

              (ii) If an owner of a beneficial interest in a Global Series C Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Series C Preferred Share to a person who is required to take delivery thereof in the form of a Restricted Series C Preferred Share, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more certificates evidencing such Restricted Series C Preferred Share. Upon receipt by the Registrar, at its office in The City of New York of (1) instructions from the Depositary directing the Registrar to authenticate and deliver one or more Restricted Series C Preferred Shares of the same aggregate liquidation preference as the beneficial interest in the Global Series C Preferred Share to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Series C Preferred Shares to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit A attached hereto given by the owner of such beneficial interest and stating that the person transferring such interest in such Global Series C Preferred Share reasonably believes that the person acquiring the Restricted Series C Preferred Shares for which such interest is being exchanged is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring such Restricted Series C Preferred Shares having an aggregate liquidation preference of not less than $250,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, (3) a certificate in the form of Exhibit B attached hereto given by the person acquiring the Restricted Series C Preferred Shares for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Series C Preferred Share by the aggregate liquidation preference of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Series C Preferred Share that is being transferred, and concurrently with such reduction and debit, the Company shall execute, and the Registrar shall authenticate and deliver, one or more Restricted Series C Preferred Shares of the same aggregate liquidation preference in accordance with the instructions referred to above.

              (iii) If a holder of a Restricted Series C Preferred Share wishes at any time to transfer such Restricted Series C Preferred Share to a person who is required to take delivery thereof in the form of a Restricted Series C Preferred Share, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Series C Preferred Share, cause the exchange of such Restricted Series C Preferred Share for one or more certificates evidencing such Restricted Series C Preferred Shares. Upon receipt by the Registrar, at its office in The City of New York of (1) such Restricted Series C Preferred Share, duly endorsed as provided herein, (2) instructions from such holder directing the Registrar to authenticate and deliver one or more certificates evidencing Restricted Series C Preferred Shares, such instructions to contain the name of the transferee and the authorized denomination or denominations of the Restricted Series C Preferred Shares to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Series C Preferred Share to be exchanged in the form of Exhibit A attached hereto, (4) a certificate in the form of Exhibit B attached hereto given by the person acquiring the Restricted Series C Preferred Shares for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be cancelled such Restricted Series C Preferred

       Share and concurrently therewith, the Company shall execute, and the Registrar shall authenticate and deliver, one or more Restricted Series C Preferred Shares of the same aggregate liquidation preference, in accordance with the instructions referred to above.

              (iv) In the event that a Global Series C Preferred Share is exchanged for Series C Preferred Shares in definitive registered form pursuant to this Section, prior to the effectiveness of a Shelf Registration Statement with respect to such Series C Preferred Shares, such Series C Preferred Shares may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of a Registration Rights Agreement dated November 6, 1996, relating to the CPEOs and the Series C Preferred Shares, between the Company and the initial purchasers of the CPEOs (the "Registration Rights Agreement"), if Series C Preferred Shares are issued upon the transfer, exchange or replacement of Series C Preferred Shares bearing the Restricted Series C Preferred Shares Legend set forth on the form of such Series C Preferred Shares, or if a request is made to remove such Restricted Series C Preferred Shares Legend on Series C Preferred Shares, the Series C Preferred Shares so issued shall bear the Restricted Series C Preferred Shares Legend, or the Restricted Series C Preferred Shares Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Restricted Series C Preferred Shares, that such Series C Preferred Shares are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall authenticate and deliver Series C Preferred Shares that do not bear the legend.

(d) The Registrar shall have no responsibility for any actions taken or not taken by the Depositary.

(e) Each holder of a Series C Preferred Share agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment of such holder's Series C Preferred Share in violation of any provision of this Schedule and/or applicable U.S. Federal or State securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be. (f) Payments (whether in cash or, as permitted by Sections 10(a) hereof, in Common Shares) due on the Series C Preferred Shares shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United Stated dollar account maintained by the holder with, a bank located in New York City; provided, that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series C Preferred Share Register.

       6. Dividend Rights. (a) The Company shall pay, and the holders of the Series C Preferred Shares shall be entitled to receive, dividends from the date of initial issuance of such Series C Preferred Shares at a rate of 6% per annum on the amount of the liquidation preference of the Series C Preferred Shares. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable quarterly in cash in arrears on February 1, May 1, August 1 and November 1 of each year (each a "Dividend Payment Date"), commencing on the first Dividend Payment Date following the initial issuance date of the Series C Preferred Shares, until the liquidation preference thereof is paid or made available for payment. The Company may elect to defer dividend payments on any Dividend Payment Date. (b) If (i) on or prior to May 5, 1997, a shelf registration statement with respect to resales of the Series C Preferred Shares and the Common Shares issuable upon conversion thereof has not been filed with the Securities and Exchange Commission or (ii) on or prior to July 4, 1997, such shelf registration statement is not declared effective (each, a "Registration

Default"), additional dividends will accrue on the Series C Preferred Shares, from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Additional dividends will be paid quarterly in arrears in cash, with the first quarterly payment due on the first Dividend Payment Date following the date on which such additional dividends begin to accrue, and will accrue at a rate per annum of 0.25% of the liquidation preference of this Series C Preferred Share, to and including the 90th day following such Registration Default and thereafter at a rate per annum of 0.50% until such Registration Default has been cured.

       7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (a) Dividends on any Series C Preferred Share which are payable, and are punctually paid or duly provided for, on any Dividend Payment Date (February 1, May 1, August 1, and November 1 of each year) shall be paid in cash in arrears to the Person in whose name that Series C Preferred Share (or one or more predecessor Series C Preferred Shares) is registered at the close of business on the Regular Record Date for such dividend, provided, however, that the Company may make a Deferral Election on any Dividend Payment Date. Arrearages of deferred but unpaid dividends accruals ("Dividend Arrearages") will not themselves bear interest, but so long as any Dividend Arrearage remains outstanding, the Company will be prohibited from paying (i) dividends on its Common Shares and
(ii) dividends on any other Series of Preferred Shares (other than pro rata dividends on the Series A Preferred Shares and any other series of preferred shares ranking pari passu with the Preferred Shares). In the event that the Company fails to pay the dividends due for an aggregate of six quarterly payments, the holders will have the rights and remedies described below in
Section 8.

(b) In the event the Board of Directors makes a Deferral Election in respect of any Dividend Payment Date, the Company shall deliver to holders the Dividend Payment Notice not later than 5 Business Days prior to the Dividend Payment Date.

(c) Any Dividend Arrearage on any Series C Preferred Share may be paid by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Series C Preferred Shares may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Registrar.

(d) Subject to the foregoing provisions of this Section, each Series C Preferred Share delivered under this Schedule upon registration of transfer of or in exchange for or in lieu of any other Series C Preferred Share shall carry the rights to dividends accrued and unpaid, and to accrue, which were carried by such other Series C Preferred Share.

(e) Series C Preferred Shares surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (except Series C Preferred Shares called for redemption on a Redemption Date within such period) must be accompanied by payment in cash of an amount equal to the accrued but unpaid dividends thereon which the registered holder is to receive on such Dividend Payment Date in respect of the Series C Preferred Shares so surrendered; provided, that no payment shall be owed or payable to any converting holder if the Board of Directors of the Company shall have elected to defer the dividends payment to be made on such Dividend Payment Date pursuant to paragraph (a) of this Section. No other adjustment for dividends, including for any Dividend Arrearages, is to be made upon conversion. Fractional Common Shares will not be issued upon conversion, but in lieu thereof the Company will pay a cash adjustment in the manner set forth in Section 11(c). (f) The Company shall make all dividend payments (including Dividend Arrearages) in respect of the Series C Preferred Shares in cash.

       8. Voting Rights. (a) Holders of Series C Preferred Shares will not be entitled to any voting rights unless the Company has not paid scheduled dividend payments for an aggregate of six quarterly payments (a "Deferral Trigger Event"). If a Deferral Trigger Event occurs while any Series C Preferred Shares are outstanding, the number of Directors constituting the Board of Directors of the Company will be adjusted to permit the holders of a majority of the then Outstanding Series C Preferred Shares, voting separately and as a class, to elect two Directors (the "Series C Preferred Shares Directors") to the Board of Directors. The voting rights set forth in the preceding sentence will continue until such time as all dividends in arrears on the Series C Preferred Shares are paid in full in cash, at which time the term of any Director elected pursuant to the provisions of the preceding sentence shall terminate. At any time after voting power to elect Directors shall have become vested and be continuing in the holders of the Series C Preferred Shares pursuant to the second preceding sentence, or if a vacancy shall exist in the offices of Directors elected by the holders of the Series C Preferred Shares, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series C Preferred Shares addressed to the Chairman of the Board of the Company, shall, call a special meeting of the holders of the Series C Preferred Shares for the purpose of electing the Directors which such holders are entitled to elect. At any meeting held for the purpose of electing Directors at which the holders of Series C Preferred Shares shall have the right, voting together as a separate class, to elect Directors as aforesaid, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series C Preferred Shares shall be required to constitute a quorum of such Series C Preferred Shares. Any vacancy occurring in the office of a Director elected by the holders of the Series C Preferred Shares may be filled by the remaining Director elected by the holders of the Series C Preferred Shares unless and until such vacancy shall be filled by the holders of the Series C Preferred Shares. The Directors to be elected by the holders of the Series C Preferred Shares shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Series C

Preferred Shares to vote as a class for Directors as herein provided, and upon such termination the Directors then in office elected by the holders of the Series C Preferred Shares shall forthwith resign.

(b) In addition to the voting rights set forth above, with the consent of the holders of not less than two-thirds of the Outstanding Series C Preferred Shares, by act of said holders delivered to the Company and the Registrar, the Company, when authorized by a resolution of the Board of Directors, may enter into amendment hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Schedule or of modifying in any manner the rights of the holders of Series C Preferred Shares under this Schedule; provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Series C Preferred Share affected thereby, (i) change the Mandatory Redemption Date of any Series C Preferred Share, or the due date of any dividend on, any Series C Preferred Shares, or reduce the liquidation preference or Redemption Price thereof or the rate of dividends thereon, or change the place of payment where, or the coin or currency in which, any Series C Preferred Share or any payment thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Mandatory Redemption Date (or on or after other Redemption Dates), or adversely affect the rights to convert any Series C Preferred Share as provided in Section 11 hereof, or adversely affect the right to require the Company to redeem the Series C Preferred Shares as provided in Section 10 hereof, or modify the provisions of this Schedule with respect to the ranking of the Series C Preferred Shares in a manner adverse to the holders, or (ii) reduce the percentage of the Outstanding Series C Preferred Shares the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Schedule) provided for in this Schedule, or (iii) modify any of the provisions of this Section except to increase any such percentage or to provide that certain other provisions of this Schedule cannot be modified or waived without the consent of the holder of each Outstanding Series C Preferred Share affected thereby. In addition, but subject to the foregoing, the Consent of the holders of at least a majority of the Series C Preferred Shares at the time Outstanding voting together as a single class, shall be necessary for any amendment to the Bye-Laws of the Company, if such amendment would have the effect of amending any provision of this Schedule in a manner that is adverse to the interests of the holders of the Series C Preferred Shares.

(c) Neither (i) the creation, authorization or issuance of any Junior Shares or Parity Shares including additional Series C Preferred Shares, nor (ii) the increase or decrease in the amount of authorized capital stock of any class, including Series C Preferred Shares, shall (A) require the consent of holders of Series C Preferred Shares or (B) be deemed to affect adversely the rights, preferences, privileges or voting rights of Series C Preferred Shares.

       9. Ranking. (a) The Series C Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Shares and to each other class of capital stock or series of preferred shares created hereafter by the Company, the terms of which do not expressly provide that it ranks on a parity with the Series C Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Shares of the Company, as "Junior Shares"); or (ii) on a parity with the Company's Series A Preferred Shares and each other class of capital stock or series of preferred shares created hereafter by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Shares"). The Company may not authorize any new class of capital stock or series of preferred shares the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company without the approval of each holder of the Outstanding Series C Preferred Shares.

(b) No cash payments of liquidation preference or dividends on the Series C Preferred Shares may be made and no Series C Preferred Shares may be redeemed, retired or purchased for cash (excepting payment for fractional shares) if the Company is then in default in the payment of any Debt Obligations or if at the time any other Event of Default under the terms of any Debt Obligations exists permitting acceleration thereof. Upon any payment or distribution of assets of the Company in the event of any insolvency, reorganization, liquidation or similar proceeding, all Debt Obligations must be repaid in full (including any dividend thereon accruing after the commencement of any proceeding) before the holders will be entitled to receive or retain any payment. Payments on the Series C Preferred Shares may not be declared due and payable prior to the Mandatory Redemption Date because of the failure to make dividend payments when due or to make payments with respect to any applicable redemption or under the terms of any Debt Obligations.

(c) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Shares for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and a sum in cash sufficient for such payment is set apart for such payment of the Series C Preferred Shares. If full dividends are not so paid, the Series C Preferred Shares will share dividends pro rata with any Parity Shares. No dividends may be paid or set apart for such payment on other series of Junior Shares (except dividends on Junior Shares payable in additional Junior Shares) and no Junior Shares or Parity Shares may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full on the Series C Preferred Shares. Payments of Dividend Arrearages and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company. So long as any Series C Preferred Shares are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Share or Junior Share or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share, and shall not permit any company or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Share or Junior Share or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Series C Preferred Shares have been paid in full.

(d) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Shares then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Shares or Junior Shares by reason of their ownership thereof, an amount equal to $50.00 per share for each outstanding Series C Preferred

Share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a pro rata dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up). If upon the occurrence of such event the assets thus distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Company legally available for distribution shall be distributed ratably based upon their respective liquidation preference, among the holders of the Series C Preferred Shares pari passu with the holders of all Parity Shares. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding Series C Preferred Shares), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

       10. Optional and Mandatory Redemption. (a) The Series C Preferred Shares (i) may be redeemed at any time commencing November 5, 1999, in cash, in whole or in part, at the election of the Company (the "Optional Redemption"), at a redemption price equal to the percentage of the liquidation preference set forth below plus accrued and unpaid dividends, if any, to the date of redemption (the "Optional Redemption Date") if redeemed in the 12-month period ending on November 1st of the following years:

                        Year                           Redemption Price
                        ----                           ----------------
                        2000                                102%
                        2001                                101%

and thereafter at a redemption price equal to 100% of the liquidation preference to be redeemed plus accrued and unpaid dividends, if any, to the Optional Redemption Date and (ii) (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on November 1, 2006 (the "Mandatory Redemption Date") at a redemption price of 100% of the liquidation preference per Share plus accrued and unpaid dividends, if any (including all Dividend Arrearages), to the Mandatory Redemption Date. The Company may make any payments in respect of the liquidation preference due on the Series C Preferred Shares on the Mandatory Redemption Date, (i) in cash, (ii) by delivery of Common Shares (in the manner described below); or (iii) through any combination of the foregoing. If the Company elects to deliver any Common Shares in payment of the liquidation preference on the Mandatory Redemption Date, the Company shall deliver, in the aggregate, the number of Common Shares equal to

(I)    the aggregate liquidation preference that is not paid in cash divided
(II) by the Average Market Value of the Common Shares. No fractional Common Shares will be delivered to a holder, but the Company shall instead pay a cash adjustment determined as set forth in Section 11(c) hereof. Any portion of liquidation preference that is not paid through the delivery of Common Shares shall be paid in cash.

(b) In the event of a redemption of less than all of the Series C Preferred Shares, the Series C Preferred Shares will be chosen for redemption by the Registrar from the outstanding Series C Preferred Shares not previously called for redemption, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate. If fewer than all of the Series C Preferred Shares represented by any share certificate are so to be redeemed, (1) the Company shall issue a new certificate for the shares not redeemed and (2) if any Shares represented thereby are converted before termination of the conversion right with respect to such Shares, such converted Shares shall be deemed (so far as may be) to be the Shares selected for redemption. Series C Preferred Shares which have been converted during a selection of Series C Preferred Shares to be redeemed shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

(c) In the event the Company elects to effect an Optional Redemption, the Company shall deliver the Redemption Notice to the holders no later than 10 Business Days before the Redemption Date. Whenever a Redemption Notice is required to be delivered to the holders, such Notice shall provide the information set forth in the definition thereof and be given by first class mail, postage prepaid to each holder of Series C Preferred Shares to be redeemed, at his address appearing in the Series C Preferred Share Register. In addition, all Redemption Notices shall identify the Series C Preferred Shares to be redeemed (including CUSIP number) and shall state:

       (1)    the Redemption Date;

       (2)    the Redemption Price;

       (3) if less than all the outstanding Series C Preferred Shares are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular Series C Preferred Shares to be redeemed;

       (4) that on the Redemption Date the Redemption Price, together with (unless the Redemption Date shall be a Dividend Payment Date) dividends accrued and unpaid to the Redemption Date, will become due and payable upon each such Series C Preferred Share to be redeemed and that dividends thereon will cease to accrue on and after said date;

       (5) the conversion price, the date on which the right to convert Series C Preferred Shares to be redeemed will terminate and the place or places where such Series C Preferred Shares may be surrendered for conversion; and

       (6) the place or places where such Series C Preferred Shares are to be surrendered for payment of the Redemption Price.

The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided, that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

(d) Prior to any Redemption Date in connection with an Optional Redemption, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of and (except if the Redemption Date shall be a Dividend Payment Date) accrued but unpaid dividends on all the Series C Preferred Shares which are to be redeemed on that date other than any Series C Preferred Shares called for redemption on that date which have been converted in Common Shares prior to the date of such deposit. If any Series C Preferred Share called for redemption is converted, any cash deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such Series C Preferred Share shall (subject to any right of the holder of such Series C Preferred Share or any predecessor Series C Preferred Share to receive accrued but unpaid dividends thereon as provided in Section 7(e)) be paid or delivered to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

(e) Notice of redemption having been given as aforesaid, the Series C Preferred Shares so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such Series C Preferred Shares shall cease to accrue. Upon surrender of any such Series C Preferred Share for redemption in accordance with said notice, such Series C Preferred Share shall be paid, subject to Section 7(e), by the Company at the Redemption Price, together with accrued but unpaid dividends to the Redemption Date. If any Series C Preferred Share called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, exclusive of accrued but unpaid dividends, shall, until paid, bear interest from the Redemption Date at the rate borne by the Series C Preferred Shares.

(f) Any certificate that represents more than one Series C Preferred Share and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall authenticate and deliver to the holder of such Series C Preferred Share without service charge, a new Series C

Preferred Share certificate or certificates, representing any number of Series C Preferred Shares as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series C Preferred Share certificate so surrendered.


(g) Unless the Company defaults in making a redemption payment, or the Paying Agent is prohibited from making such payment pursuant to this Schedule, dividends shall cease to accrue on the Series C Preferred Shares or portions of them called for redemption on or after the Redemption Date. If a Series C Preferred Share is redeemed subsequent to a Record Date with respect to any Dividend Payment Date specified above and on or prior to such Dividend Payment Date, then any accrued but unpaid dividends will be paid to the person in whose name such Series C Preferred Share is registered at the close of business on such Record Date.

       11. Conversion. (a) Subject to and upon compliance with the provisions of this Schedule, at the option of the holder thereof, any Series C Preferred Share may be converted at the liquidation preference thereof into fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day preceding the Mandatory Redemption Date. In case a Series C Preferred Share is called for redemption, such conversion right in respect of the Series C Preferred Share so called shall expire at the close of business on the Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $20.00 per Common Share. The Conversion Price shall be adjusted in certain instances as provided in Section 11(d) and Section 11(e).

(b) In order to exercise the conversion privilege, the holder of any Series C Preferred Share to be converted shall surrender the certificate for such Share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Share or, if fewer than all of the Series C Preferred Shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in Section 7(e), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the Series C Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion. In no event shall the Company be obligated to pay any converting holder any unpaid Dividend Arrearages upon conversion.

Series C Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such Shares as holders shall cease, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11(c) hereof.

In the case of any conversion of fewer than all the Series C Preferred Shares evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall authenticate and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Series C Preferred Shares.

(c) No fractional Common Shares shall be issued upon the conversion of a Series C Preferred Share. If more than one Series C Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Series C Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series C Preferred Share, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 11(d)(vii) per Common Share at the close of business on the Business Day prior to the day of conversion.

(d) The Conversion Price shall be adjusted from time to time by the Company as follows:

              (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in Section 11(d)(vii)) fixed for such determination and the denominator shall be the sum of such number of Shares and the total number of Shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 11(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (ii) If the Company shall offer or issue rights or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in Section 11(d)(vii)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the total number of additional Common Shares subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

              (iii) If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 11(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 11(d)(ii) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 11(e) applies) (the foregoing hereinafter in this
       Section 11(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record

       Date (as defined in Section 11(d)(vii)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 11(d)(vii)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Shares shall have the right to receive upon conversion of a Series C Preferred Share (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such Series C Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 11(d)(vii) to the extent possible.

       Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and
       (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 11(d)(iv) (and no adjustment to the Conversion Price under this Section 11(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 11(d)(iv) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 11(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

       Notwithstanding any other provision of this Section 11(d)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 11(d)(iv) if the Company makes proper provision so that each holder of Series C Preferred Shares who converts a

       Series C Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series C Preferred Share into a Common Share.

       For purposes of this Section 11(d)(iv) and Sections 11(d)(i) and (ii), any dividend or distribution to which this Section 11(d)(iv) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which Section 11(d)(ii) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 11(d)(ii) applies (and any Conversion Price reduction required by this Section 11(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Price reduction required by Sections 11(d)(i) and 11(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 11(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 11(d)(ii), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11(d)(i).

              (v) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed upon a merger or consolidation to which Section 11(e) applies or as part of a distribution referred to in Section 11(d)(iv)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
       Section 11(d)(v) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 11(d)(vi) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 11(d)(vii)) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the

       Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and
       (y) the number of Common Shares outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Shares shall have the right to receive upon conversion of a Series C Preferred Share (or any portion thereof) the amount of cash such holder would have received had such holder converted such Series C Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common

       Shares as to which the Company makes the election permitted by Section 11(d)(xii) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 11(d)(v).

              (vi) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Shares expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 11(d)(vi) has been made and (2) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 11(d)(v) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 11(d)(vii)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 11(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 11(d)(vi).

              (vii) For purposes of this Section 11(d), the following terms shall have the meaning indicated: "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

       "Current Market Price" means the average of the daily closing prices per Common Share for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 11(d)(i), (ii), (iii), (iv),
       (v), or (vi) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 11(d)(i), (ii),
       (iii), (iv), (v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 11(d)(iv) or (v), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of any computation under Section 11(d)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per Common Share for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 11(d)(i), (ii), (iii), (iv), (v), or
       (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (I) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
       Section 11(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
       Section 11(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

       "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

       "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

              (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

              (ix) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series C Preferred Shares at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

              (x) In any case in which this Section 11(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Series C Preferred Share converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

              (xi) For purposes of this Section 11(d), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

              (xii) In lieu of making any adjustment to the Conversion Price pursuant to Section 11(d)(v), the Company may elect to reserve an amount of cash for distribution to the holders of Series C Preferred Shares upon the conversion of the Series C Preferred Shares so that any such holder converting Series C Preferred Shares will receive upon such conversion, in addition to the Common Shares and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Series C Preferred Shares into Common Shares, together with any interest accrued with respect to such amount, in accordance with this Section 11(d)(xii) The Company may make such election by providing an Officers' Certificate to the Registrar to such effect on or prior to the payment date for any such distribution and depositing with the Registrar on or prior to such date an amount of cash equal to the aggregate amount that the holders of Series C Preferred Shares would have received if such holders had, immediately prior to the Record Date for such distribution, converted all the Series C Preferred Shares into Common Shares. Any such funds so deposited by the

       Company with the Registrar shall be invested by the Registrar in U.S. Government Obligations with a maturity not more than three months from the date of issuance. Upon conversion of Series C Preferred Shares by a holder thereof, such holder shall be entitled to receive, in addition to the Common Shares issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Series C Preferred Shares into Common Shares, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 11(d)(xii), the Company shall give or shall cause to be given notice to all holders of Series C Preferred Shares of such election, which notice shall state the amount of cash per $50 of liquidation preference of Series C Preferred Shares such holders shall be entitled to receive (excluding interest) upon conversion of the Series C Preferred Shares as a consequence of the Company having made such election.

              (xiii) Whenever the conversion price is adjusted as provided in
       Section 11(d), the Company shall compute the adjusted conversion price in accordance with Section 11(d) and shall prepare a certificate signed by any Vice President or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based and the effective date of such adjustment, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Series C Preferred Shares.

(e) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Shares of the Company), or in case of any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the holder of each Series C Preferred Share then outstanding shall have the right thereafter, during the period such Series C Preferred Share shall be convertible as specified in
Section 11(a), to convert such Series C Preferred Share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Shares of the Company into which such Series C Preferred Share might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

(f) In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

(2) the Company shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(3) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of Series C Preferred Shares, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series C Preferred Shares Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

(h) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Series C Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding Series C Preferred Shares.

(i) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Series C Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder of the Series C Preferred Share or Series C Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

       12. Consolidation, Merger, Conveyance or Transfer. (a) The Company shall not consolidate with or merge into any other company or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the Series C Preferred Shares shall have converted into or exchanged for and shall become shares of such resulting, surviving or transferee person, having in respect of such resulting, surviving or transferee person the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series C Preferred Shares had immediately prior to such transaction and (ii) the Company shall have delivered to the Registrar an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Section 12 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any consolidation or merger or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12(b), the successor company formed by such consolidation or into which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Schedule with the same effect as if such successor company had been named as the Company herein, and thereafter the predecessor company shall be relieved of all obligations and covenants under this Schedule and the Series C Preferred Shares.

       13. Registration Rights. Pursuant to a Registration Rights Agreement, dated November 6, 1996 (the "Closing Date"), between the Company and the Initial Purchasers (the "Registration Rights

Agreement"), the Company has agreed for the benefit of the holders, that it will within 180 days after the Closing Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Series C Preferred Shares and Common Shares issuable upon conversion thereof; (ii) will use its best efforts to cause, within 240 days after the Closing Date, such Shelf Registration Statement to be declared effective by the Commission; and (iii) subject to certain exceptions, the Company will maintain such Shelf Registration Statement continuously effective under the Securities Act until such date as of which neither the Series C Preferred Shares nor the Common Shares issuable upon conversion thereof shall constitute restricted securities pursuant to Rule 144(k) under the Securities Act or all the Series C Preferred Shares and the Common Shares issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

       14. SEC Reports; Reports by Company. Whether or not required by the rules and regulations of the SEC, so long as any Series C Preferred Shares are outstanding, the Company shall file with the Commission and, if requested, furnish to the holders of Series C Preferred Shares all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants;

       15. Definitions. For purposes of this Schedule, the following terms shall have the meaning set forth below: Business Day: each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

Closing Date:  November 6, 1996

Common Shares: Common shares of the Company, par value $.01 per share.

CPEOs: Convertible Preferred Equivalent Obligations due 2006 of the Company.

Commission: the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Schedule such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

Company:  Loral Space & Communications Ltd.

Company Order: a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, provided, however, that any person duly designated by the Chairman of the Board, the President, a Vice President or any other officer of the Company may sign or execute on behalf of any or all such persons listed above.

Debt Obligations: the principal of, premium, if any, interest and other amounts due on any indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed by the Company, for money borrowed from others (including obligations under capitalized leases, purchase money indebtedness or any trade credit), liabilities incurred in the ordinary course of business, commitment, standby and other fees due and payable to financial institutions with respect to credit facilities that may be maintained by the Company or in connection with the acquisition by the Company of any other business or entity, or in respect of letters of credit or bid, performance or surety bonds issued for the account or on the credit of the Company, and, in each case, all renewals, extensions and refundings thereof.

Deferral Trigger Event: the Company has deferred the payment of dividends due under the Series C Preferred Shares in an aggregate equal to six quarterly dividend payments

Dividend Arrearage: the amount of dividend payments that the Company has elected to defer pursuant to a Deferral Election that remains unpaid.

Dividend Payment Date: the dates specified in a Series C Preferred Share as the fixed dates on which a dividend is due and payable; provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day. Junior Shares: all classes of Common Shares and each other class of capital stock or series of preferred shares created hereafter by the Company, the terms of which do not expressly provide that it ranks on a parity with the Series C Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company;

Mandatory Redemption Date: November 1, 2006.

Oustanding: when used with respect to Series C Preferred Shares means, as of the date of termination, all Series C Preferred Shares theretofore authenticated and delivered under this Schedule, except (i) Series C Preferred Shares theretofore converted into Common Shares in accordance with Section 11 hereof and Series C Preferred Shares theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (ii) Series C Preferred Shares for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Series C Preferred Shares; provided, that, if such Series C Preferred Shares are to be redeemed, notice of such redemption has been duly given pursuant to this Schedule or provision therefor satisfactory to the Registrar has been made; and (iii) Series C Preferred Shares (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other Series C Preferred Shares have been authenticated and delivered pursuant to this Schedule, provided, however, that, in determining whether the holders of the Series C Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series C Preferred Shares owned by the Company or any other obligor upon the Series C Preferred Shares or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series C Preferred Shares which the Registrar has actual knowledge of being so owned shall be so disregarded. Series C Preferred Shares so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such Series C Preferred Shares and that the pledgee is not the Company or any other obligor upon the Series C Preferred Shares or any affiliate of the Company or of such other obligor.

Parity Shares: the Series A Preferred Shares and each other class of capital stock or series of preferred shares created hereafter by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution.

Registrar: The Bank of New York.

Series C Preferred Shares Directors: the Directors who may be elected to the Company's Board of Directors by the holders of the Series C Preferred Shares in the case of a Deferral Trigger Event in respect of the Series C Preferred Shares.

                                                                       EXHIBIT A

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER

               FROM GLOBAL SERIES C PREFERRED SHARE OR RESTRICTED

         SERIES C PREFERRED SHARE TO RESTRICTED SERIES C PREFERRED SHARE

                 (Transfers pursuant to Section _______________

                  or Section ________________ of the Schedule)

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn:  Corporate Trust Trustee

       Administration

              Re: Loral Space & Communications Ltd. 6% Series C Convertible Redeemable Preferred

Shares

Reference is hereby made to Schedule III to the Bye-Laws of Loral Space & Communications Ltd. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

This letter relates to U.S. $__________ aggregate liquidation preference of Series C Preferred Shares which are held [in the form of the [Restricted]
[Global] Security (CUSIP No.        ) with the Depositary] * in the name of
[name of transferor] (the "Transferor") to effect the transfer of the Series C Preferred Shares.









--------------------

* Insert, if appropriate.

In connection with such request, and in respect of such Series C Preferred Shares, the Transferor does hereby certify that such Series C Preferred Shares are being transferred in accordance with (i) the transfer restrictions set forth in the Series C Preferred Shares and (ii) to a transferee that the Transferor reasonably believes is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933) and is acquiring at least $250,000 liquidation preference of Series C Preferred Shares for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                          [Name of Transferor]

                                          by:
                                             ----------------------------
                                                  Name:

                                                             Title:

Dated:

cc:         Loral Space & Communications Ltd.
                  600 Third Avenue
                  New York, New York 10016
                  Attn:  General Counsel

                                                                       EXHIBIT B

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE

                  (Transfers pursuant to Section _________ and

                      Section ___________ of the Schedule)

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn:  Corporate Trust Trustee

              Trust Administration

Re:    Loral Space & Communications Ltd.

       6% Series C Convertible Redeemable Preferred Shares Reference is hereby made to Schedule III to the Bye-Laws of the Company. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

This letter relates to U.S. $__________ aggregate liquidation preference of Series C Preferred Shares which are held [in the form of the [Restricted] [Global] Series C Preferred Share (CUSIP No. ___) with the Depositary] in the name of [name of transferor]

(the "Transferor") to effect the transfer of the Securities to the undersigned.

In connection with such request, and in respect of such Series C Preferred Shares, we confirm that:

1. We understand that the Securities have not been registered under the U.S. Securities Act of 1933 (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series C Preferred Shares, and we are (or any account for which we are purchasing under paragraph 4 below is) an accredited investor as defined in Rule 501(a) under the Securities Act, able to bear the economic risk of our proposed investment in the Series C Preferred Shares.

3. We are acquiring the Series C Preferred Shares for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Series C Preferred Shares, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

4. We are, and each account (if any) for which we are purchasing Securities is, purchasing Series C Preferred Shares having an aggregate liquidation preference of not less than $250,000.

5. We understand that (a) the Series C Preferred Shares will be delivered to us in registered form only and that the certificate delivered to with respect to the Securities will bear a legend substantially to the following effect:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE ON WHICH THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON

RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,
(4) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN



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

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (0)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Schedule. 6. We agree that in the event that at some future time we wish to dispose of any of the Series C Preferred Shares, we will not do so unless:

(a) the Series C Preferred shares are sold to the Company or any Subsidiary thereof;

(b) the Series C Preferred Shares are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

(c) the Series C Preferred Shares are sold to an accredited investor, as defined in Rule 501(a) under the Securities Act, acquiring at least $250,000 liquidation preference of the Series C Preferred Shares that, prior to such transfer, furnishes to the Registrar a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Series C Preferred Shares (the form of which letter can be obtained from such Registrar);

(d) the Series C Preferred Shares are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

(e) the Series C Preferred Shares are sold by us pursuant to Rule 144 under the Securities Act; or

(f) the Series C Preferred Shares are sold pursuant to an effective registration statement under the Securities Act.

                                           Very truly yours,

                                           [PURCHASER]

                                           by:
                                              --------------------
                                              Name:
                                              Title:

Dated:

                        cc:  Loral Space & Communications Ltd.
                             600 Third Avenue
                             New York, New York 10016



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